UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2020

STONERIDGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377

(Address of principal executive offices, and Zip Code)

(248) 489-9300

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 9, 2020, the Board of Directors of Stoneridge, Inc. (the “Company”) appointed Kevin Heigel as the Company’s new Vice President of Operations.

Mr. Heigel, age 60, previously had been employed at ALPHA Performance Group, LLC as its Co-Founder and Managing Director from 2009 until December 2019. ALPHA is a consulting firm that provides solutions to accelerate performance where sales, product, process, quality, operations and program management experience are brought to bear on new product launches and operations. Prior to that, Mr. Heigel served in various roles at Delphi last serving as Managing Director, Delphi Electrical Centers (2006-2009), a $450 million electronic module business, where he was accountable for profit/loss, strategic planning, technology development, revenue growth and operations management on a global basis.

In connection with his appointment as Vice President of Operations, Mr. Heigel and the Company entered into an employment agreement. Pursuant to the employment agreement, Mr. Heigel will (i) receive an annual base salary of $325,000, (ii) be eligible to receive a cash bonus under the Company’s Annual Incentive Plan for 2020 and 2021 at a target amount of 50% of his base salary, and (iii) will be granted a one-time, equity-based award under the Company’s 2016 Long-Term Incentive Plan valued at $487,500 on the grant date in March 2020. The equity-based award will be a grant of time-based share units vesting two years from the date of grant provided Mr. Heigel remains employed on that date and will be payable on a one-for-one basis in Company Common Shares. Mr. Heigel will also be entitled to customary health, welfare and vacation benefits provided to the Company’s senior executives. The employment agreement terminates on March 15, 2022.

There is no arrangement or understanding between Mr. Heigel and any other person, pursuant to which he was appointed the Company’s Vice President of Operations, other than an understanding between the Company and Mr. Heigel regarding compensation and benefits as set forth in his employment agreement. There are no family relationships between Mr. Heigel and any of the Company’s directors or executive officers and no transactions to which the Company is a party and in which Mr. Heigel has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

ITEM 7.01	Regulation FD Disclosure.

The information in this report, including the press release and earnings conference call presentation furnished as Exhibits 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. In addition, the exhibits furnished herewith contain statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in such exhibits.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release dated January 10, 2020 announcing the appointment of Kevin Heigel as Vice President of Operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: January 13, 2020	/s/ Robert R. Krakowiak
Robert R. Krakowiak, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)